UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 10, 2026

Kenvue Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41697	88-1032011
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Kenvue Way Summit, New Jersey	07901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 874-1200

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KVUE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2026, Kenvue Inc. (the “Company”) announced that Amit Banati, the current Chief Financial Officer, will step down from his role effective May 12, 2026. On April 10, 2026, the Company appointed Heather Howlett, the Company’s current Chief Accounting Officer, as interim Chief Financial Officer and Chief Accounting Officer, effective May 12, 2026. Ms. Howlett will serve as the Company’s principal financial officer and principal accounting officer during her term as interim Chief Financial Officer and Chief Accounting Officer.

Ms. Howlett, age 48, has served as Chief Accounting Officer of the Company since May 2023. Ms. Howlett joined Johnson & Johnson in September 2022 as the Chief Accounting Officer Designee for Johnson & Johnson’s planned New Consumer Health Company in anticipation of the Company’s separation. Previously, Ms. Howlett served as the Chief Accounting Officer for Trane Technologies from March 2020 to August 2022, following roles of increasing responsibility at Trane Technologies, Catalent Pharma Solutions, Honeywell and Tyco and more than a decade at PricewaterhouseCoopers LLP.

Pursuant to the offer letter entered into by the Company and Ms. Howlett in connection with her appointment as interim Chief Financial Officer, Ms. Howlett will receive a monthly stipend of $125,000 (in addition to her current compensation package), to be paid each month in which she serves as interim Chief Financial Officer (prorated for partial months). There will be no other changes to Ms. Howlett’s compensation or benefits as a result of her serving as interim Chief Financial Officer.

The above description of the offer letter between the Company and Ms. Howlett is qualified in its entirety by the full text of the agreement, which is attached as Exhibit. 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Ms. Howlett and any of the Company’s executive officers or directors or persons nominated or chosen by the Company to become a director or executive officer. There is no arrangement or understanding between Ms. Howlett and any other person pursuant to which Ms. Howlett was appointed as an officer of the Company.

Ms. Howlett’s compensation for fiscal year 2026 includes: (1) an annual base salary of $544,116; (2) an annual target bonus of $299,264; and (3) annual grant of an equity award with aggregate fair market value of $420,000.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, regarding the appointment of Ms. Howlett and the work she will do for the Company. Forward-looking statements may be identified by the use of words such as “plans,” “expects,” “may,” “will,” “anticipates,” “estimates,” “aims,” and other words of similar meaning in conjunction with, among other things: discussions of future operations and expected costs and payments. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current beliefs, expectations and assumptions of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results and financial condition could vary materially from the expectations and projections of the Company and its affiliates. Potential risks and uncertainties that could cause actual events and results described in this Current Report on Form 8-K to differ from those expected include, among others, risks around senior leadership changes, personnel distractions and disruptions to our business.

A list and descriptions of additional risks, uncertainties and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and other filings, available at www.kenvue.com or on request from the Company. The Company and its affiliates undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or developments or otherwise, other than as required by law.

Item 9.01     Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

10.1	Offer Letter, dated as of April 10, 2026, by and between Kenvue Brands LLC and Heather Howlett.

104	The cover page from Kenvue’s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENVUE INC.

Date: April 15, 2026	By:	/s/ Matthew Orlando
		Name:	Matthew Orlando
		Title:	General Counsel